UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OncoGenex Technologies Inc.

(Exact name of Registrant as specified in its charter)

Canada	N/A
(State or jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1001 West Broadway, Suite 400
Vancouver, British Columbia
Canada	V6H 4B1
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-139293

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1.                    Description of Registrant’s Securities to be Registered.

A description of the Common Shares to be registered is contained in the sections entitled “Description of Capital Stock” and “Material United States and Canadian Income Tax Consequences” in Amendment No. 2 to the Registrant’s Form F-1 Registration Statement, No. 333-139293, filed with the Securities and Exchange Commission on February 5, 2007, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which shall be deemed to be incorporated herein by reference.

Item 2.                    Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OncoGenex Technologies Inc.
(Registrant)

Date:	February 23, 2007

By:	/s/ Scott Cormack
Scott Cormack
President and CEO